As filed with the Securities and Exchange Commission on June 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VEEA INC.

(Exact name of registrant as specified in its charter)

Delaware	7373	98-1577353
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

164 E. 83rd Street

New York, NY 10018
Telephone: (212) 535-6050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allen Salmasi

Chief Executive Officer

164 E. 83rd Street

New York, NY 10018
Telephone: (212) 535-6050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Stuart Neuhauser, Esq.

Jonathan Deblinger, Esq.

Scott M. Miller, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Telephone: (212) 370-1300

Approximate date of commencement proposed sale to the public: from time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 26, 2026

PROSPECTUS

$75,000,000.00

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

Veea Inc.

We may offer, issue and sell from time to time up to $75,000,000.00 of our common stock, preferred stock, debt securities, warrants, subscription rights, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to the shares of common stock, preferred stock, debt securities, warrants, subscription rights, and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus, the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our shares of common stock and public warrants are traded on the Nasdaq Capital Market under the symbols “VEEA” and “VEEAW”, respectively. The last reported sale price of our shares of common stock and public warrants, as reported on the Nasdaq Capital Market on June 24, 2026 were $0.31 and $0.07, respectively.

If we decide to seek a listing of any preferred stock, warrants, debt securities, subscription rights or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $20,529,470, which was calculated based on 55,116,953 shares of common stock outstanding, as of June 24, 2026, of which 29,602,697 shares were held by non-affiliates, and a price per share of $0.6935 which was the closing sale price of our common stock on the Nasdaq Capital Market on May 27, 2026, and which was within 60 days of the filing of the registration statement of which this prospectus forms a part. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities pursuant to the registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a total price to the public of $75,000,000.00. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide this prospectus and a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates of their covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, publicly available information and industry publications and surveys. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus or in any document incorporated by reference, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” “Registrant,” and “Veea” refer to Veea Inc. and all of our subsidiaries following the business combination that was consummated on September 13, 2024 among us, Plum SPAC Merger Sub, Inc, and VeeaSystems Inc. (the “Business Combination”) and VeeaSystems Inc. prior to the Business Combination.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions, whether or not identified in this prospectus, of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “scheduled,” “seek,” “should,” “will” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:

●	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

●	risks related to Veea’s current growth strategy and Veea’s ability to generate revenue and become profitable;

●	market acceptance of Veea’s platform and products;

●	the length and unpredictable nature of Veea’s sales cycles;

●	Veea’s reliance on distribution and partnering arrangements and third-party manufacturers;

●	cybersecurity incidents, security vulnerabilities, and real or perceived errors, failures, defects, or bugs in Veea’s platforms or products;

●	the ability to maintain the listing of our common stock and public warrants on Nasdaq, and the potential liquidity and trading of such securities;

●	our public securities’ potential liquidity and trading;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination, and our ability to attract and retain key personnel;

●	macroeconomic conditions; and

●	each of the other factors detailed under the section entitled “Risk Factors.”

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the factors discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus.

In addition, the risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the businesses, financial conditions, or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included elsewhere in this prospectus and the information set forth under the headings “Risk Factors” on page 1 of this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We were originally incorporated under the name “Plum Acquisition Corp. I.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. As discussed in this prospectus, we completed the Business Combination on September 13, 2024 and changed our name to “Veea Inc.”

We are dedicated to simplifying the journey towards creating a world in which virtually everyone and everything is intelligently connected, while bringing applications and artificial intelligence (“AI”) to the edge of the network. Most service providers, equipment suppliers, system integrators and even hyperscalers have adopted or advocated for similar solutions to various degrees either independently or in collaboration with the Company. However, to our knowledge, we are the first to market with patented technologies that a) bring virtualized data center capabilities to the far edge of the network, commonly referred to as the Device Edge, where all wired and wireless devices connect to the network (the “Edge”), b) spawns hyperconvergence of computing, multiaccess communications and storage, (“Edge Computing”) c) provides for Cloud-managed applications at the Edge (“Hybrid Edge-Cloud Computing”), and d) enables machine learning with AI training, inferencing, and Agentic AI at the Edge (“Edge AI”) including AI-driven cybersecurity for heterogenous networks. Such networks have given rise through any combination of our developed devices and third-party devices, with CPUs, GPUs, TPUs, DPUs and/or NPUs, that run on the VeeaONE platform’s software stack (“VeeaWare”). Our end-to-end edge-cloud platform is referred to as VeeaONETM  (“VeeaONE”) platform.

Veea has developed several generations of highly integrated all-in-one devices that incorporate a Linux server, with a virtualized software environment, supporting our patented secured docker containers, together with a Wi-Fi Access Point (AP) with a mesh router, a firewall, an IoT gateway, NVMe data storage and 4G/5G modules. With an extensive patent portfolio of 123 granted patents and 32 pending patent applications that cover 26 patent families, our end-to-end Hybrid Edge-Cloud Computing platform represents a new product category that has the potential for wide scale customer adoption in large segments of consumer and enterprise markets.

VeeaONE platform’s products, applications, and services with a distributed computing architecture, offered as a Platform-as-a-Service (“PaaS”) capability, empowering companies to capitalize on the transformative potential of Edge AI, where most of the data from smartphones, tablets, laptops, cameras, sensors, and other devices is generated, with data privacy and sovereignty, reliability, low latency for real-time decisions, bandwidth efficiency, scalability, and reduced costs compared to alternatives.

VeeaHub products, about the size of a typical Wi-Fi Access Point (AP), are offered in variety of form factors with different capabilities for indoor and outdoor coverage and are both locally- and cloud-managed. VeeaONE platform provides for large scale management of VeeaHub products and third-party devices on VeeaONE platform with Hybrid Edge-Cloud Computing and AI-enabled applications and services, to a certain degree is similar to Android OS platform architecture and business model for Android devices.

 The VeeaONE platform offers an alternative to cloud computing by enabling the formation of highly secure, but easily accessible, private clouds and networks across one or multiple user(s) or enterprise location(s) across the globe. The benefits include optimal latency, lower data transport costs, data privacy, security and ownership, Edge AI, as well as “always-on” availability for mission critical applications, and contextual awareness for people, devices and things connected to the Internet.

Our products and services have been deployed across multiple countries and industries; however, we are focused on high-growth market segments such as fixed-line or 5G-based fixed wireless broadband access, and subscription-based managed Wi-Fi for unserved and underserved communities. In both cases, broadband or Internet connectivity services are offered with a variety of Edge applications and value-added services, including advanced AI-driven cybersecurity, through Mobile Network Operators (“MNOs”), Multiple System Operators (MSOs), Internet Service Providers (“ISPs”) and other types of Managed Service Providers (“MSPs”). The industrial applications include climate smart buildings, smart farming with precision agriculture, smart warehouses and smart retail as cloud-managed converged private networks.

Gartner recognized the innovativeness and capabilities of the platform by naming Private Veea a Leading Smart Edge Platform in 2023 and Cool Vendor in Edge Computing in 2021. Market Reports World in its research report published in October 2023 named Private Veea as one of the top 10 Edge AI solution providers alongside of IBM, Microsoft and Amazon Web Services (“AWS”).

Private Veea was founded in 2014 by Allen Salmasi, our Chief Executive Officer and a pioneering wireless technology leader. Mr. Salmasi helped to drive industry transformation through his contributions to the development of CDMA/TDMA-based OmniTRACS, the largest mobile satellite messaging and position reporting system with integrated IoT solutions during the 1980s and 1990s; CDMA-based 2G/3G technologies and products at Qualcomm in 1990s; OFDMA-based 4G technologies and products at NextWave during the 2000s, and hyper-converged edge computing and communications during the 2010s; and beyond with Veea. Mr. Salmasi has assembled a talented and experienced management and engineering team that includes former senior executives of leading technology, telecom, SaaS, and wireless companies that possess a deep understanding of wireless technologies, networking edge and cloud computing.

The Company has six wholly owned subsidiaries, VeeaSystems Inc., formerly known as Veea Inc. a Delaware corporation, Veea Solutions Inc., a Delaware corporation, VeeaSystems Development Inc., formerly known as Veea Systems Inc., a Delaware corporation, Veea Systems Ltd., a company organized under the laws of England and Wales, VeeaSystems SAS, a French simplified joint stock company and VeeaSystems CK Inc., a Delaware corporation; and one majority owned subsidiary, VeeaSystems Mexico, S. de R.L. de C.V., a limited capital company organized under the laws of Mexico (“VeeaSystems MX”). VeeaSystems MX is 95% owned by VeeaSystems Inc., and due to local law requirements, the remaining 5% is held by the Company’s CEO. The Company is headquartered in New York City with offices in the United States, Mexico and Europe.

Our Vision and Strategy

At the founding of Veea, we imagined an AI-powered world where powerful, secure, intelligent and fully networked computing simply works. We pictured a reality where transformative ideas come to life quickly and effortlessly, without barriers created by technical complexity or infrastructure constraints. We envisioned a future in which any business, no matter its size or technical expertise, can seamlessly deploy sophisticated software, real-time analytics, and cutting-edge artificial intelligence directly within their own walls, at their own locations.

 At the core of our mission is simplicity. We empower our customers by delivering intuitive software and unified hardware solutions that enable local computing, intelligent networking, and advanced AI applications to work together seamlessly. By making these solutions easy to deploy, orchestrate, and scale, we remove technological barriers, freeing innovators to innovate. Our tagline, “Intelligently Connected,” reflects this commitment. We’re not merely connecting devices or networks; we’re connecting businesses to outcomes, converting ideas to reality, and turning complexity to simplicity. Our platform creates intelligent connectivity, transforming intricate technological landscapes into streamlined environments that anyone can leverage.

We have developed products and solutions for wireline and/or 5G-based fixed wireless broadband access, subscription-based managed Wi-Fi for unserved and underserved communities, converged private networks, Smart Buildings, Smart Construction, Smart Warehouses, and Smart Retail – that we believe offer high potential for growth and can benefit from our products and services offerings in a way that transforms their businesses and business models in a secure, cost-effective, and meaningful manner.

The following is a summary of VeeaONE platform’s core capabilities:

●	Wireline or 5G-based Fixed Wireless Broadband Access: this cloud-managed solution is offered with backhaul connections to public networks through our highly innovative and highly compact VeeaHub STAX® (“STAX”) and STAX-5G VeeaHub products, with a variety of edge applications and value-added services, including advanced AI-driven cybersecurity, CCTVs for physical security, smart locks, and a variety of IoT applications, through Mobile Network Operators (“MNOs”), Multiple System Operators (MSOs), Internet Service Providers (“ISPs”) and other types of Managed Service Providers (“MSPs”).

●	Subscription-based “cellular-like” Managed Wi-Fi for Unserved/Underserved Communities: we are providing an affordable, accessible, and comprehensive solution to address the “digital divide” for approximately millions of people in rural or remote areas, which exists due to limited on no access to the Internet primarily through mobile network or satellite service providers.

●	Climate Smart Buildings: Veea is the first company to develop containerized Niagara, a software platform that integrates building management systems into a single control system, that is integrated with the Niagara Framework® (developed by Tridium, Inc., a wholly owned subsidiary of Honeywell International, Inc.), the leading platform for connecting to and managing building systems.

●	Converged Private Networks: Veea’s solutions allow for the convergence of Wi-Fi and private 4G/5G networks to take advantage of Wi-Fi’s ability to handle large amounts of data traffic, at lower network expense in areas densely populated by people and machines, with 5G’s reliability and low latency over large distances.

●	Edge AI: Veea’s Edge AI Platform seamlessly combines networking, computing, artificial intelligence, and orchestration into a unified, intuitive ecosystem (“Total Fabric”). Our platform simplifies the complexities of deploying, managing, and scaling intelligent edge solutions, enabling organizations of all sizes to harness powerful local AI effortlessly. It provides for real-time decision-making, scalability, and enhanced performance for complex Edge AI use cases. With distributed computing and mesh networking, the platform uniquely offers federated Learning with blockchain, which is an efficient solution for building a cross-enterprise, cross-data, and cross-domain ecosphere for Edge AI with data privacy and big data analytics.

Our Near-Term Target Markets

We are highly focused on revenue growth in market segments that present highly scalable business opportunities primarily through MNOs, MSOs, ISPs, MSPs, System Integrators (SIs) and major distributors as our primary distribution channels.

1.	Highly Differentiated Wireline and 5G-based Fixed Wireless Access (“FWA”) Broadband Service Solution with Fully Integrated AI-Driven Cybersecurity and Edge Applications Offered as Value-Added Services

In the near-term, this product offering will be fueling a substantial part of our revenue growth through a partnership in the near term. Our SecureConnectTM Service Platform (“SecureConnect”) enables the service providers to deliver an all-in-one solution, with a compact STAX and STAX-5G that fits in the palm of your hand that is installed with Zero Touch Provisioning (ZTP) and can provide for broadband wireline and/or 5G wireless connectivity with highly advanced AI-driven cybersecurity. STAX-5G is currently the only 5G CPE in the market that supports Multiaccess Edge Computing (MEC) functionality on a Linux server with Wi-Fi 6 mesh router, firewall with AI-driven cybersecurity, up to 2 TB of flash storage and IoT gateway supporting Bluetooth Classic and BLE, Zigbee, Thread and Matter, and networking/application mesh along with optional modules supporting Non-Volatile Memory Express (NVMe) with 2 TB of persistent storage and Power-over-Ethernet (POE) with 10 GbE interface. VeeaCloud provides for multi-tenant cloud-based management of STAX and STAX-5G devices and applications. With a high level of integration through a single PCBA implementation, it substantially reduces the production time and costs. Novel stackable mechanical design offers the opportunity for a wide range of other accessories (e.g., smart speakers).

Veea has been engaged with RadioMovil Dipsa, S.A. De C.V. (“Telcel”), a Mexican wireless telecommunications company owned by América Móvil since early 2024 and completed the homologation and carrier certification process for STAX and STAX-5G in late 2024 with Telcel. Telcel soft-launched the SecureConnect services in its coverage areas in March of 2025. In August 2025, we entered into the Framework Agreement for the Licenses, Equipment and Services (the “Supply Agreement”) with Telcel. The Supply Agreement was signed by the parties following the completion of an extensive certification and homologation process with Telcel; and the successful completion of trials with certain Telcel enterprise customers of the Company’s VeeaHub STAX®-5G product, incorporating Telcel SIM cards.

The soft-launch of SecureConnect STAX-5G, with Telcel at their enterprise customer locations, has been highly successful and has demonstrated a fully commercialized product platform. The end-user feedback to Telcel on the customer experience and quality of service has been very positive. In working together with Telcel since earlier this year, the initial marketing campaign and sales plans in support of our Go to Market plans have been largely developed. This includes Telcel’s marketing webpage, customer support and fulfillment portals, which are being trialed with the soft-launch customers. Telcel’s end-user customer contract is typically for 2 years with a Monthly Recurring Revenue (“MRR”) paid to Telcel, which is subject to revenue sharing between the parties.

We have also initiated a substantial POC with an affiliate of Telcel in another county for deployments in another region. STAX and STAX-5G products are also going through the homologation and certification process with a major ISP. STAX-5G is also being evaluated by two other network operators in several countries and we expect to initiate homologation and carrier certification with those operators.

The Serviceable and Obtainable Market (SOM) is a large percentage of TAM given the cybersecurity challenges faced by the SMBs/SMEs in the target markets.

 The Cybersecurity market in the soft-launch country was valued at US$12.75 billion in 2023, and is expected to reach US$23.13 billion by 2029, rising at a CAGR of 10.27%. In the soft-launch market, SMBs (for up to 7 devices, such as POS, payment terminals, laptops per user) spend between $200–$500 for a just a basic security package consisting of antivirus, firewall, vulnerability scanning, and minimal monitoring. For full-featured package such as the one offered by SecureConnect that includes cybersecurity for data-at-rest and data-in-motion, the monthly spent is significantly higher depending on the features included. Telcel’s pricing total of SecureConnect service offering, including the monthly rental fees for STAX-5G product together with VeeaCloud management, Cybersecurity service and 5G airtime fees, is less than just the cost of the more popular cybersecurity services offered to SMBs by third-party vendors, as just a cybersecurity software and/or cloud-based service, without the edge device and many of the features that are supported through SecureConnect.

2.	Subscription-based “cellular-like” Wi-Fi and IoT service coverage, with edge applications,

AirLynxTM Service Platform is another highly unique solution delivered through VeeaONE platform for service providers to uniquely offer turnkey subscription-based “cellular-like” Wi-Fi and IoT service coverage, with edge applications, that are delivered directly to the user devices and IoT endpoints indoors and/or outdoors. The service offering is typically aimed at those use cases, locations, communities or regions that i) lack cellular coverage, such as lacking indoor coverage in an apartment building or outdoor coverage in a rural community, ii) IoT endpoints with cellular modems are not already installed, commercially available or feasible (e.g., cameras, thermostats, smart locks, etc.) or too costly (i.e., cellular modem cost or data service pricing plans). In such cases, the service provider typically considers making an investment in the AirLynx network and its operations (i.e., CapEx and OpEx) based on a business model that relies on subscription-based managed Wi-Fi and IoT endpoint services to distribute or extend the Internet connectivity brought to a location through fiber, 4G/5G or satellite backhaul services, for either local or wide-area Wi-Fi and IoT coverage, for example, in a commercial building, trailer park, rural or remote community.

In the rural or remote areas, the Internet connectivity services delivered through a satellite terminal or 4G/5G backhaul, AirLynx extends the Internet connection directly to the end-users’ Wi-Fi devices and IoT endpoints as a fully managed service over a mesh network, with network slicing over a local area network like an entire village, just like a cellular network coverage for cellphones. Especially, in the rural and remote communities in many parts of the world, where Wi-Fi only devices are either already owned (e.g., laptops, tablets, or smartphones) or can be obtained at considerably lower cost than cellular devices, the business case based on AirLynx platform solution becomes much more viable than the cellular business model for the service providers given the costs associated with the cellular network deployment and the typical in-home 4G or 5G CPE installation. To date, AirLynx has been deployed in Indonesia, South Korea, Panama, Mexico, and Brazil to varying degrees either as a POC or for commercial service offerings through partnerships with major satellite service providers (Viasat, Starlink and StarGroup), cable companies (Liberty Latin America), ISPs (BG Titan and Gigalink), and utilities (CFE). Besides Internet connectivity, broad range of value -added services such as AI-assisted tele-education, tele-medicine, tele-training, banking, smart farming and precision agriculture, renewable energy management, environmental and natural disaster monitoring, and Internet of Forest. Over one billion households, representing 45% of global households, are without Internet connectivity within the household dwelling with a shared CPE or router connected to a public network. This represents approximately 3.7 billion people across the globe with over 2.6 billion of the people living in those households without a cellular device or any form of Internet connectivity.

3.	VeeaONE platform for AI-powered Smart Edge

MetaLynx represents the culmination of the capabilities of VeeaONE platform for AI-powered Smart Edge. The combined capabilities of SecureConnect, AirLynx, and VeeaONE IoT platform together with Veea- or third party-developed applications. At the heart of MetaLynx platform, there are two core capabilities as follows:

a)	VeeaHub IoT Gateway offers a powerful IoT capability with Edge AI. With Bluetooth Classic and BLE, Zigbee/Thread/Matter modules, with LoRaWAN gateway made available on certain indoor and outdoor models, and vMesh extending the IoT connections on a wide area basis, along with onboard data processing and virtualized software environment for edge applications. In particular, VeeaHub VHH09 outdoor “All-in-One” product is currently the only product in the market with an integrated LoRaWAN / IoT gateway, cellular module for private and public network connections, runs applications at the edge with sufficient memory and storage for IoT use cases standalone or on a mesh network, and cloud and/or local management of VeeaHub units deployed.

b)	Honeywell Tridium’s Niagara 4 application is one of the most widely adopted platform solutions for process automation and commercial building industry. Niagara Framework has over 1.2 million instances of installations for a wide range of vertical markets in many countries including. The containerized version of Niagara 4 Building Management System (“BMS”) software was first implemented and ported on VeeaHub products in 2020.

The primary use cases that may be supported by MetaLynx platform, together with off-the-shelf AI models for many use cases, include:

●	Construction — construction safety, automated job and resource tracking, behavioral sensing, fire, gas and water leak detection, digital twin

●	Energy and In-Building Climate Management — energy management (HVAC), building automation, lighting controls, predictive maintenance, waste management based on containerized Niagara BMS or other integrated applications

●	Hospitality (hotels & venues) — edge chatbots for check-in and concierge tasks, room automation, real-time on-site recognition, energy management (HVAC), building automation, lighting controls, predictive maintenance, waste management

●	Retail & Consumer — augment for smart shopping carts for real-time personalized recommendations, self-check outs, shelf inventory management, impression analysis

●	Healthcare (home, nursing homes, clinics and hospitals) — HIPPA compliant remote patient monitoring, intelligent medical devices, asset and resource management at hospitals, environmental monitoring and controls, behavioral sensing

●	Precision Agriculture – smart irrigation, smart spraying of fertilizer and pesticide, weed detection, greenhouse environmental monitoring and controls, yield prediction

●	Shipping ports —asset monitoring and management, worker safety, intelligent surveillance, predictive maintenance

●	Public Utilities — remote asset monitoring, intelligent surveillance, predictive maintenance

●	Defense & Public Safety — unmanned systems, intelligent surveillance, predictive maintenance, AI-driven IoT

●	Smart Manufacturing — anomaly detection, worker safety, environmental controls, predictive maintenance

●	Transportation — supply chain and asset management, operator safety, real-world data-collection with cameras and sensors, refrigeration monitoring and controls, predictive maintenance

Company Information

We were originally incorporated under the name “Plum Acquisition Corp I.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar Business Combination with one or more businesses, which we refer to throughout this prospectus as our initial Business Combination. We completed our initial Business Combination with Veea Inc., on September 13, 2024, and changed our name to “Veea Inc.”

Our principal executive office is located at 164 E. 83rd Street, New York, NY 10028. Our telephone number is (212) 535-6050. Our website address is https://www.veea.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for expanded research and development, increased sales and marketing, working capital and other general corporate purposes. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On occasion we may engage in certain related party transactions. All prior related party transactions have been disclosed in our other filings with the SEC which are incorporated by reference herein. Our policy is that all related party transactions will be reviewed and approved by the audit committee of our board of directors (“Board”) prior to our entering into any related party transactions.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, shares of common stock or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	debt securities;

●	warrants;

●	subscription rights; and

●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, subscription rights and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $75,000,000.00.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF OUR SECURITIES

We have common stock and public warrants registered under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The following is a summary of some of the terms of our common stock and public warrants based on our amended and restated articles of incorporation and our amended and restated bylaws. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our amended and restated articles of incorporation, our amended and restated bylaws as well as Delaware General Corporation Law (“DGCL”), and any other documents referenced in the summary and from which the summary is derived.

Common Stock

We are authorized to issue up to a total of 550,000,000 shares of common stock, par value $0.0001 per share. As of June 24, 2026, there were 55,116,953 shares of common stock outstanding.

Voting Rights

Holders of the common stock are entitled to cast one vote per share. Generally, holders of all classes of the common stock vote together as a single class, and an action is approved by the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, subject to certain exceptions, while directors are elected by a plurality of the votes cast. Holders of the common stock are not entitled to cumulate their votes in the election of directors.

Dividend rights

Subject to the rights of the holders of the Series A Preferred Stock (defined hereafter) and any other provisions of our amended and restated certificate of incorporation (the “Charter”), as it may be further amended from time to time, holders of the common stock are entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board, in its discretion, from time to time out of assets or funds of the Company legally available therefor.

Public Warrants

There are currently outstanding an aggregate of 6,384,284 public warrants, which entitle the holders to acquire 6,384,284 shares of the common stock.

Each whole public warrant entitles the registered holder to purchase one share of the common stock at a price of $11.50 per share, subject to adjustment as discussed below, provided that the Company has an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available (or permits holders to exercise their public warrants on a cashless basis under the circumstances specified in the Warrant Agreement governing the public warrants (the “Warrant Agreement”)) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of common stock. This means only a whole public warrant may be exercised at a given time by a public warrant holder. The public warrants will expire five years after issuance (i.e. September 13, 2029), at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

The Company is not obligated to deliver any shares pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares underlying the public warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No public warrant will be exercisable and the Company will not be obligated to issue a share upon exercise of a public warrant unless the shares issuable upon such public warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to public warrants, the holder of such public warrants will not be entitled to exercise such public warrants and such public warrants may have no value and expire worthless. In no event will we be required to net cash settle any public warrants.

The Company has registered the shares of the common stock issuable upon the exercise of the public warrants. Pursuant to the Warrant Agreement, the Company will be required to maintain a current prospectus relating to the shares issuable upon exercise of the public warrants until the expiration of the public warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the shares of the common stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of public warrants for cash

Once the public warrants become exercisable, the Company may call the public warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per public warrant;

●	upon not less than 30 days’ prior written notice of redemption to each public warrant holder; and

●	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading-days within a 30 trading-day period ending three (3) business days before we send to the notice of redemption to the public warrant holders.

If and when the public warrants become redeemable by us for cash, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 public warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

If we call the public warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of public warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of shares of the common stock issuable upon the exercise of its public warrants. If the Company takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of the common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of the common stock underlying the public warrants, multiplied by the excess of the “fair market value” of the common stock over the exercise price of the public warrants by (y) the fair market value and (B) 0.361. The “fair market value” will mean the average closing price of a share of the common stock for the ten (10) trading days ending on the third (3) trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of the common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. the Company believes this feature is an attractive option if it does not need the cash from the exercise of the public warrants after the Business Combination. If the Company calls the public warrants for redemption and it does not take advantage of this option, the holders of certain private placement warrants issued in connection with the initial public offering of Plum Acquisition Corp. I and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other public warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.9% (as specified by the holder) of the shares of the common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of the common stock is increased by a share capitalization payable in common stock, or by a split-up of the common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of the common stock entitling holders to purchase the common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) the quotient of (x) the price per share of the common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for the common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the common stock on account of such common stock (or other securities into which the public warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of the common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such the common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised its public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty (30) days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.

The public warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company in connection with the initial public offering of Plum Acquisition Corp. I (the former name of the Company prior to merger and acquisition of Veea’s business 9the “Business Combination”)). The Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of warrants we may issue in connection with the Business Combination or any other business combination, or Post-IPO Warrants (as defined in the Warrant Agreement), at least 50% of the then outstanding Post-IPO Warrants. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the Current Report on Form 8-K filed with the SEC on March 18, 2021, for a complete description of the terms and conditions applicable to the public warrants and certain private placement warrants issued in connection with the initial public offering of Plum Acquisition Corp. I.

The public warrants may be exercised upon surrender of the public warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of the common stock and any voting rights until they exercise their public warrants and receive common stock. After the issuance of the common Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of the common stock to be issued to the public warrant holder.

The Company has agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors - The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its SPAC Private Placement Warrants and public warrants, which could limit the ability of such warrant holders to obtain a favorable judicial forum for disputes with the Company” in our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Preferred Stock

We are authorized to issue up to a total of 1,000,000 shares of blank check preferred stock, par value $0.0001 per share. Shares of preferred stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in a certificate of designation designating such series of preferred stock, and in the resolution or resolutions providing for the issue of such series adopted by the Board. Any shares of preferred stock that may be redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law.

We have designated 212,000 shares of our preferred stock as Series A Preferred Stock and 41,329 shares of our preferred stock as Series A-1 Preferred Stock. Each share of Series A Preferred Stock and Series A-1 Preferred Stock has a par value of $0.0001 per share and a stated value of $100 per share.

Conversion Rights

Each share of Series A Preferred Stock is convertible into common stock, at the option of the holder, in an amount equal to a price per share of $100 (as adjusted for certain stock splits) divided by $0.503.

Each share of Series A-1 Preferred Stock is convertible into common stock, at the option of the holder, in an amount equal to a price per share of $100 (as adjusted for certain stock splits) divided by $0.31.

Dividends

Holders of our Series A Preferred Stock and Series A-1 Preferred Stock are entitled to receive dividends, when and if declared by the Board, on an as-converted basis with holders of common stock. The Series A Preferred Stock and Series A-1 Preferred Stock do not provide for a stated or fixed dividend rate.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of our Series A Preferred Stock are entitled to receive, prior and in preference to any distribution to holders of common stock, an amount equal to $100 per share plus any accrued and unpaid dividends. The Series A Preferred Stock and Series A-1 Preferred Stock rank pari passu with respect to liquidation rights. The Series A Preferred Stock and Series A-1 Preferred Stock rank senior to the Company’s common stock with respect to liquidation rights.

Voting Rights

Holders of our Series A Preferred Stock and Series A-1 Preferred Stock vote together with the holders of common stock as a single class on all matters submitted to stockholders, with voting power determined on an as-converted basis.

Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law

Certain provisions of the Charter, the Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make a takeover attempt more difficult that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the common stock. The Company believes that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Transfer Agent and Registrar; Warrant Agent

The Transfer Agent and registrar for our capital stock and the warrant agent for the public warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

Shares of our common stock and public warrants are traded on Nasdaq under the symbols “VEEA” and “VEEAW” respectively.

Shares Eligible for Future Sale

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock or warrants then outstanding, as applicable; or

●	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

DESCRIPTION OF SECURITIES WE MAY OFFER

Common Stock

For a description of our shares of common stock see “Description of our Securities.” We may issue shares of common stock, pursuant to this prospectus, either directly, or by issuing preferred stock convertible into shares of common stock, warrants exercisable for shares of common stock, debt securities convertible into shares of common stock, subscription rights to purchase shares of common stock or units in which shares of our common stock are included.

Preferred Stock

With respect to any shares of preferred stock we issue, we will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount, and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt, or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a Board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Veea Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference herein, have been audited by PKF O’Connor Davies, LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov. Copies of these documents may also be accessed on our website at https://www.veea.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January 6, 2026, January 8, 2026, January 20, 2026, February 23, 2026, April 2, 2026, April 13, 2026, May 22, 2026, June 4, 2026 (2), June 11, 2026 and June 26, 2026; and

●	the description of our shares of common stock and public warrants contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests by one of the following methods. Attention: Chief Executive Officer, Veea Inc., 164 E. 83rd Street, New York, New York, United States, 10028, (212) 535-6050. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at https://www.veea.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

Up to $75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

PROSPECTUS

_____, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee		$10,357.50
FINRA filing fee		$11,750
Printing		*
Legal and accounting fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Rights agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the Company’s Charter may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL or (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

The Company’s Charter provides that the Company will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at the Company’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

The Company’s Charter also provides that the Company will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the registrant to procure a judgment in the Company’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at the registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless the Court of Chancery or the court in which such action or suit was brought, determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Company against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If the Company does not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

In addition, the Company has entered into indemnification agreements with all of the Company’s executive officers and directors. In general, these agreements provide that the registrant will indemnify the executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as an executive officer or director of the Company or in connection with his or her service at the Company request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that an executive officer or director makes a claim for indemnification and establish certain presumptions that are favorable to the executive officer or director.

The Company maintains a general liability insurance policy that covers certain liabilities of the Company’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
2.1+	Business Combination Agreement, dated November 27, 2023, by and among Plum Acquisition Corp. I, Veea Inc. and Plum SPAC Merger Sub, Inc.	8-K	2.1	December 1, 2023
2.2	Amendment No. 2 to Business Combination Agreement, dated September 11, 2024, by and among Plum Acquisition Corp. I, Veea Inc. and Plum SPAC Merger Sub, Inc.	8-K	10.1	September 12, 2024
3.1	Amended and Restated Certificate of Incorporation	8-K	3.1	September 24, 2024
3.2	Certificate of Designation of Series A Convertible Preferred Stock	8-K	3.2	April 2, 2026
3.3	Certificate of Designation of Series A-1 Convertible Preferred Stock	8-K	3.3	June 26, 2026
3.4	Amended and Restated Bylaws	8-K	3.2	September 24, 2024
4.1*	Form of Certificate of Designation of Preferred Stock
4.2*	Form of Warrant Agreement and Form of Warrant Certificate
4.3*	Form of Subscription Rights Agreement and Form of Subscription Rights Certificate
4.4**	Form of Indenture
4.13*	Form of Note
4.14*	Form of Unit Agreement
5.1**	Opinion of Ellenoff Grossman & Schole LLP
23.1**	Consent of PKF O’Connor Davies, LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Ellenoff Grossman & Schole LLP (included as part of Exhibit 5.1).
24.1**	Power of Attorney (included on signature page to this Registration Statement).
25.1*	Statement of Eligibility of Trustee on Form T-1+
107**	Filing Fee Table

*	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.
**	Filed herewith.
***	To be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 26th day of June, 2026.

Veea Inc.

By:	/s/ Allen Salmasi
Name:	Allen Salmasi
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Allen Salmasi and Randal Stephenson, each acting alone, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Position	Date

/s/ Allen Salmasi	Chief Executive Officer and Chairman of the Board of Directors	June 26, 2026
Allen Salmasi	(Principal Executive Officer)

/s/ Randal Stephenson	Chief Financial Officer and Senior Vice President	June 26, 2026
Randal Stephenson	(Principal Financial Officer)

/s/ Helder Antunes	Executive Vice President, Chief Revenue Officer, and Director	June 26, 2026
Helder Antunes

/s/ Michael Salmasi	Director	June 26, 2026
Michael Salmasi

/s/ Kanishka Roy	Director	June 26, 2026
Kanishka Roy

/s/ Gary Cohen	Director	June 26, 2026
Gary Cohen

/s/ Alan Black	Director	June 26, 2026
Alan Black